UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2026

Amrize Ltd
(Exact name of registrant as specified in its charter)

Switzerland	1-42542	98-1807904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Grafenauweg 8,
Zug 6300
(Address of principal executive offices, including Zip Code)

+41 41 562 3490
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMRZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.04. Mine Safety - Reporting of Shutdowns and Patterns of Violations.

Section 1503(b)(1) of the Dodd-Frank Act requires the disclosure on a Current Report on Form 8-K of the receipt of an imminent danger order (an “Order”) issued under section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Act”) by the Mine Safety and Health Administration (“MSHA”).

On January 15, 2026, the Company received a Section 107(a) imminent danger Order from MSHA due to a third party dump trailer driver exposed to a fall hazard by standing on the vehicle trailer ladder rungs at its Ravena cement plant, New York. No injuries occurred as a result of this incident.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMRIZE LTD

/s/ Denise R. Singleton
Date: January 22, 2026	Name:	Denise R. Singleton
	Title:	Chief Legal Officer and Corporate Secretary